                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
             TENDERED 7.50% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                                       OF
                    ALLIED RISER COMMUNICATIONS CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the offer of Allied Riser Communications Corporation ("Allied Riser") to purchase any and all of its outstanding 7.50% Convertible Subordinated Notes Due 2007 (the "Notes"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), if the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. In addition, in order to utilize the guaranteed delivery procedure to tender Notes pursuant to the Offer, a Letter of Transmittal (or manually signed facsimile) with any required signature guarantees or an electronic confirmation pursuant to The Depository Trust Company's Automated Tender Offer Program and any other required documents must also be received by Wilmington Trust Company (the "Depositary") prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Offer to Purchase.

                        The Depositary for the Offer is:

                            [WILMINGTON TRUST LOGO]

         BY HAND/OVERNIGHT COURIER:                              BY MAIL:
          Wilmington Trust Company                     Corporate Trust Reorg. Svsc.
          1105 North Market Street,                      Wilmington Trust Company
                  1st Floor                                    P.O. Box 8861
            Wilmington, DE 19801                         Wilmington, DE 19899-8861
     Attn: Corporate Trust Reorg. Svcs.

                           BY FACSIMILE TRANSMISSION:
                        (For Eligible Institutions Only)
                                 (302) 651-1079

                        CONFIRM FACSIMILE TRANSMISSION:
                              (By Telephone Only)
                                 (302) 651-8869

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions by facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Allied Riser Communications Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 11, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the principal amount of Notes indicated below pursuant to the guaranteed delivery procedures set forth in the section entitled "Procedures for Tendering Notes" in the Offer to Purchase.

Aggregate Principal Amount of Notes Tendered:
                                              ----------------------------------
For book-entry transfer to the Book-Entry Transfer Facility, please provide account number.

Account Number:
                ----------------------------------------------------------------

Name(s) of Record Holder(s) or Authorized Signatory:
                                                     ---------------------------
                                                           (Please Print)

Signature(s):
              ------------------------------------------------------------------

Address(es):
             -------------------------------------------------------------------
                                                             (zip code)

Date:           , 2001             Area Code and Telephone Number(s):
      ----------                                                      ----------

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution that is a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guaranty Program or the Stock Exchange Medallion program (an "Eligible Institution") hereby guarantees to deliver to the Depositary, confirmation of book-entry transfer of such Notes into the Depositary's account at the Book-Entry Transfer Facility within three Nasdaq trading days of the date hereof. A "Nasdaq trading day" is any day on which the Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an electronic confirmation pursuant to the DTC's ATOP system and any other required documents to the Depositary prior to the Expiration Date.

Name of Firm:                                      Authorized Signature
              ------------------------------                            -----------------------
Address:                                           Name:
         -----------------------------------             --------------------------------------

Zip Code                                           Title:
         -----------------------------------              -------------------------------------
                                                                      TYPE OR PRINT

Area Code and Tel. No:                             Dated:                         , 2001
                       ---------------------              ------------------------

                                        3